ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

                      ARTICLES SUPPLEMENTARY

          AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

          FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 2,000,000,000 shares and classifies such additional shares as follows:

Designation                                      Number of Shares
-----------                                      ----------------

AllianceBernstein Wealth Appreciation Strategy
          Portfolio Class A Common Stock         500,000,000
AllianceBernstein Wealth Appreciation Strategy
          Portfolio Class B Common Stock         500,000,000
AllianceBernstein Balanced Wealth Strategy
          Portfolio Class A Common Stock         500,000,000
AllianceBernstein Balanced Wealth Strategy
          Portfolio Class B Common Stock         500,000,000

The portfolios of the Corporation are referred to herein as a "Portfolios".

          SECOND: The shares of the Class A Common Stock and the Class B Common Stock of the Portfolios of the Corporation as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the Portfolios (other than those provisions of the Charter which by their terms are applicable solely to one or more other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

               (1) The assets attributable to the Class A and the Class B Common Stock of the Portfolios shall be invested in the same investment portfolio of the Corporation.

               (2) The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock and the Class B Common Stock of the Portfolios shall be in such amount, which may vary between the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the other classes of the Portfolios to reflect differing allocations of the expenses of the Corporation among the holders of the classes of the Portfolios and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Portfolios among the various classes of the Portfolios shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

               (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock and the Class B Common Stock of the Portfolios shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the Portfolios and (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the applicable class of the Portfolios.

          THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 24,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $24,000,000, classified as follows:

                                    Class A             Class B
Name of Portfolio                   Common Stock        Common Stock
-----------------                   ------------        ------------

AllianceBernstein Money
        Market Portfolio            1,000,000,000       1,000,000,000

AllianceBernstein Premier
        Growth Portfolio              500,000,000         500,000,000

AllianceBernstein Growth and
        Income Portfolio              500,000,000         500,000,000

AllianceBernstein
        U.S. Government/High Grade
        Securities Portfolio          500,000,000         500,000,000

AllianceBernstein
        High-Yield Portfolio          500,000,000         500,000,000

AllianceBernstein Total
        Return Portfolio              500,000,000         500,000,000

AllianceBernstein
        International Portfolio       500,000,000         500,000,000

AllianceBernstein Short-Term
        Multi-Market Portfolio        500,000,000         500,000,000

AllianceBernstein
        Global Bond Portfolio         500,000,000         500,000,000

AllianceBernstein Americas
        Government Income
        Portfolio                     500,000,000         500,000,000

AllianceBernstein Global Dollar
        Government Portfolio          500,000,000         500,000,000

AllianceBernstein Utility
        Income Portfolio              500,000,000         500,000,000

AllianceBernstein Conservative
        Investors Portfolio           500,000,000         500,000,000

AllianceBernstein Growth
        Investors Portfolio           500,000,000         500,000,000

AllianceBernstein Growth
        Portfolio                     500,000,000         500,000,000

AllianceBernstein Worldwide
        Privatization Portfolio       500,000,000         500,000,000

AllianceBernstein
        Technology Portfolio          500,000,000         500,000,000

AllianceBernstein Small Cap
        Growth Portfolio              500,000,000         500,000,000

AllianceBernstein Real Estate
        Investment Portfolio          500,000,000         500,000,000

AllianceBernstein International
        Value Portfolio               500,000,000         500,000,000

AllianceBernstein Small Cap
        Value Portfolio               500,000,000         500,000,000

AllianceBernstein Value
        Portfolio                     500,000,000         500,000,000

AllianceBernstein U.S. Large Cap
        Blended Style Portfolio       500,000,000         500,000,000

          B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 26,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $26,000,000, classified as follows:

                                    Class A             Class B
Name of Portfolio                   Common Stock        Common Stock
-----------------                   ------------        ------------

AllianceBernstein Money
        Market Portfolio            1,000,000,000       1,000,000,000

AllianceBernstein Premier
        Growth Portfolio              500,000,000         500,000,000

AllianceBernstein Growth and
        Income Portfolio              500,000,000         500,000,000

AllianceBernstein
        U.S. Government/High Grade
        Securities Portfolio          500,000,000         500,000,000

AllianceBernstein
        High-Yield Portfolio          500,000,000         500,000,000

AllianceBernstein Total R
        Return Portfolio              500,000,000         500,000,000

AllianceBernstein
        International Portfolio       500,000,000         500,000,000

AllianceBernstein Short-Term
        Multi-Market Portfolio        500,000,000         500,000,000

AllianceBernstein
        Global Bond Portfolio         500,000,000         500,000,000

AllianceBernstein Americas
        Government Income
        Portfolio                     500,000,000         500,000,000

AllianceBernstein Global Dollar
        Government Portfolio          500,000,000         500,000,000

AllianceBernstein Utility
        Income Portfolio              500,000,000         500,000,000

AllianceBernstein Conservative
        Investors Portfolio           500,000,000         500,000,000

AllianceBernstein Growth
        Investors Portfolio           500,000,000         500,000,000

AllianceBernstein Growth
        Portfolio                     500,000,000         500,000,000

AllianceBernstein Worldwide
        Privatization Portfolio       500,000,000         500,000,000

AllianceBernstein
        Technology Portfolio          500,000,000         500,000,000

AllianceBernstein Small Cap
        Growth Portfolio              500,000,000         500,000,000

AllianceBernstein Real Estate
        Investment Portfolio          500,000,000         500,000,000

AllianceBernstein International
        Value Portfolio               500,000,000         500,000,000

AllianceBernstein Small Cap
        Value Portfolio               500,000,000         500,000,000

AllianceBernstein Value
        Portfolio                     500,000,000         500,000,000

AllianceBernstein U.S. Large Cap
        Blended Style Portfolio       500,000,000         500,000,000

AllianceBernstein Wealth
        Appreciation Strategy
        Portfolio                     500,000,000         500,000,000

AllianceBernstein Balanced Wealth
        Strategy Portfolio            500,000,000         500,000,000

          FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

          IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund, Inc. has caused these Articles Supplementary to be executed by the President of the Corporation and witnessed by its Secretary as of the 31st day of March 2004. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                    ALLIANCEBERNSTEIN VARIABLE
                                    PRODUCTS SERIES FUND, INC.


                                    By: /s/ Marc O. Mayer
                                        -----------------
                                            Marc O. Mayer
                                            President

WITNESS:

By: /s/ Andrew L. Gangolf
    ---------------------
    Andrew L. Gangolf
    Assistant Secretary

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